As filed with the Securities and Exchange Commission on September 9, 2002
                                                     Registration No. ________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------

                         UNISOURCE ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)
                             -------------------

                  Arizona                                       86-0786732
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                           One South Church Avenue
                            Tucson, Arizona 85701
                   (Address of principal executive offices)
                             -------------------

     UNISOURCE ENERGY CORPORATION 1994 OUTSIDE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)
                             -------------------

                               Vincent Nitido, Jr.
            Vice President, General Counsel & Corporate Secretary
                         UniSource Energy Corporation
                           One South Church Avenue
                            Tucson, Arizona 85701
                   (Name and address of agent for service)
                              -------------------

 Telephone number, including area code, of agent for service: (520) 571-4000
                             -------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                    Proposed       Proposed
                                    maximum        maximum
Title of           Amount           offering       aggregate        Amount of
securities         to be            price          offering         registration
to be              registered       per unit       price            fee
registered
--------------------------------------------------------------------------------
Common Stock,      204,000 (1)      $16.72(2)      $3,410,880(2)    $313.81(2)
no par value       shares
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the UniSource Energy Corporation 1994 Outside Director Stock Option Plan (the "Plan"), may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 5, 2002, as reported on the New York Stock Exchange.

    The Exhibit Index for this Registration Statement is at page 6.

================================================================================

                                PART I

                      INFORMATION REQUIRED IN THE
                       SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of UniSource Energy Corporation (the "Company") filed with the Commission is incorporated herein by reference:

(a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on January 6, 1998 (registration number 333-43765);

(b) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Commission on March 7, 2002;

(c) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2002 and June 30, 2002, filed with the Commission on May 10, 2002 and August 9, 2002, respectively;

(d) The Company's Current Report on Form 8-K filed with the Commission on August 9, 2002; and

(e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on December 23, 1997 and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Vincent Nitido, Jr. Mr. Nitido is the Vice President, General Counsel & Corporate Secretary of the Company and is compensated by the Company as an employee.

ITEM 8.     EXHIBITS

      See the attached Exhibit Index at page 6.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on the 6th day of August, 2002.



                                    By: /S/ JAMES S. PIGNATELLI
                                        ----------------------------
                                        James S. Pignatelli
                                        Chairman, President
                                        and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Dennis
R. Nelson and Vincent Nitido, Jr., or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                        TITLE                    DATE

/S/ JAMES S. PIGNATELLI        Chairman of the Board,     August 6, 2002
------------------------       President and Chief
James S. Pignatelli            Executive Officer
                               (Principal Executive
                               Officer)


/S/ KEVIN P. LARSON            Vice President, Chief      August 6, 2002
----------------------         Financial Officer and
Kevin P. Larson                Treasurer (Principal
                               Financial Officer)


/S/ KAREN G. KISSINGER         Vice President,            August 7, 2002
-----------------------        Controller and Principal
Karen G. Kissinger             Accounting Officer
                               (Principal Accounting
                               Officer)

/S/ LAWRENCE J. ALDRICH        Director                   August 2, 2002
------------------------
Lawrence J. Aldrich


/S/ LARRY W. BICKLE            Director                   August 5, 2002
------------------------
Larry W. Bickle


/S/ ELIZABETH T. BILBY         Director                   August 2, 2002
------------------------
Elizabeth T. Bilby


/S/ HAROLD W. BURLINGAME       Director                   August 2, 2002
------------------------
Harold W. Burlingame


/S/ JOHN L. CARTER             Director                   August 2, 2002
------------------------
John L. Carter


/S/ DANIEL W. L. FESSLER       Director                   August 2, 2002
------------------------
Daniel W. L. Fessler


/S/ KENNETH HANDY              Director                   August 2, 2002
------------------------
Kenneth Handy


/S/ WARREN Y. JOBE             Director                   August 2, 2002
------------------------
Warren Y. Jobe


/S/ H. WILSON SUNDT            Director                   August 2, 2002
------------------------
H. Wilson Sundt

                                  EXHIBIT INDEX


Exhibit
NUMBER              DESCRIPTION OF EXHIBIT


4.1 UniSource Energy Corporation Amended and Restated 1994 Outside Director Stock Option Plan.*

4.2         UniSource Energy Corporation Director Stock Unit Award Program.

5.          Opinion of Counsel (opinion re legality).

23.1        Consent of PricewaterhouseCoopers LLP (Consent of Independent
            Accountants).

23.2        Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").

* Filed as Appendix B to the Company's Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, filed with the Commission on March 28, 2002 (SEC File No. 001-13739) and incorporated herein by this reference.